Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
for
MCE Finance Limited
Offer to exchange any and all outstanding 10.25% Senior Notes due 2018, issued on May 17, 2010
(CUSIP Nos. 55277B AA3, G59301 AA2; ISIN US55277BAA35, USG59301AA28),
for an equal principal amount of
10.25% Senior Notes due 2018 that have been registered under the
Securities Act of 1933, as amended
(CUSIP Nos.          ; ISIN          ),
pursuant to the prospectus dated          , 2010

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON          , 2010, UNLESS EXTENDED.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer made by MCE Finance Limited (the “Issuer”) and the guarantors listed on Annex A hereto (the “Guarantors”), pursuant to the Prospectus dated          , 2010 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), if certificates for the outstanding 10.25% Senior Notes due 2018 (the “Initial Notes” and the certificates representing such Initial Notes, the “Certificates”) are not immediately available or time will not permit the Certificates and all required documents to reach The Bank of New York Mellon, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus) or if the procedures for delivery by book-entry transfer, as set forth in the Prospectus, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

In addition, in order to utilize the guaranteed delivery procedures to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the “Letter of Transmittal”) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only

The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, N.Y. 10286 United States of America	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, N.Y. 10286 United States of America	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, N.Y. 10286 United States of America

By Facsimile (for Eligible Institutions only):

(212)-298-1915

For Information or Confirmation by Telephone:

(212)-815-5098
Attn: Mr. Randolph Holder

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, in accordance with the terms and subject to the conditions set forth in the Prospectus of the Issuer and the Guarantors dated          , 2010 (the “Prospectus”), and in the related Letter of Transmittal (which, together with the Prospectus, as each may be amended, supplemented or modified from time to time, collectively constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer— Guaranteed Delivery Procedures” section of the Prospectus.

(Please type or print)

Certificate Numbers of Initial Notes (If Available):

OR

Account Number(s) at Book-Entry Transfer Facility:

Aggregate Principal Amount Represented:

10.25% Senior Notes due 2018:

Name(s) of Record Holder(s):

Address(es):

Daytime Area Code and Tel. No:

Signature(s):

Dated:

☐ Check here if Initial Notes will be tendered by book-entry transfer.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (“Exchange Act”), hereby guarantees that the Certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Certificates to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature

Name:
(Please Print or Type)

Title:

Address:
Zip Code

Area Code and Tel No.:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS NOTICE. CERTIFICATES FOR INITIAL NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery Of This Notice Of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder(s) (as defined in the Letter of Transmittal) and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is recommended that the mailing be by registered or certified mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2. Signatures Of This Notice Of Guaranteed Delivery.  If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Initial Notes referred to herein, the signature(s) must correspond with the name(s) as written on the face of the Initial Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Initial Notes, the signature must correspond with the name shown on the security position listing as the owner of the Initial Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered Holder(s) appear(s) on the Initial Notes or signed as the name of the participant shown on the Book-Entry Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. Requests For Assistance Or Additional Copies.  Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

Annex A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization

Melco Crown Entertainment Limited	Cayman Islands
MPEL International Limited	Cayman Islands
Melco Crown Gaming (Macau) Limited	Macau Special Administrative Region of the People’s Republic of China
MPEL Nominee One Limited	Cayman Islands
MPEL Investments Limited	Cayman Islands
Altira Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Altira Developments Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Hotels Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Developments Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (Cafe) Limited	Macau Special Administrative Region of the People’s Republic of China
Golden Future (Management Services) Limited	Macau Special Administrative Region of the People’s Republic of China
MPEL (Delaware) LLC	Delaware
Melco Crown Hospitality and Services Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Retail Services Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Ventures Limited	Macau Special Administrative Region of the People’s Republic of China
COD Theatre Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (HR) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (CT) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (GH) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China